10.11

PROMISSORY NOTE

$151,700.00

Pompano Beach, Florida
July 9, 2015

FOR VALUE RECEIVED, the undersigned ("Maker"), jointly and severally promise to pay to the order of Richy Bramos, ITS SUCCESSORS AND/OR ASSIGNS AS THEIR INTERESTS MAY APPEAR FROM TIME TO TIME ("Holder"), the principal sum of ONE HUNDRED FIFTY-ONE THOUSAND SEVEN HUNDRED AND NO/100 ($151,700.00) DOLLARS, together with interest thereon at the rate of ten percent (10%) per annum from the date hereof until maturity (except to the extent specifically stated to the contrary hereinafter in the event of a default), both principal and interest being payable in Lawful Money of the United States as follows:

> all of the aforedescribed interest due and payable hereunder in the amount of FIFTEEN THOUSAND AND NO/100 ($15,000.00) DOLLARS shall be paid to Holder at the time of delivery of the loan proceeds to Maker and, in addition thereto, there shall also be due and payable on or before the expiration of one year from the date hereof a balloon payment in the amount of ONE HUNDRED FIFTY-ONE THOUSAND SEVEN HUNDRED AND NO/100 ($151,700.00) which shall serve to satisfy this payment obligation in full.

In furtherance of the foregoing and based upon both the aforedescribed interest payment obligation and the various legal fees being incurred by Holder in connection with the matters associated with this loan transaction in the amount of ONE THOUSAND SEVEN HUNDRED AND NO/100 ($1,700.00) DOLLARS which is being borne by Maker, the net loan proceeds being delivered by Holder to Maker will be ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 ($135,000.00) DOLLARS.

All payments hereunder will be applied first to interest accrued and then to the principal balance.

The Maker may make prepayments at any time as per the Title/Lien Agreement dated July 6, 2015.

In the event a payment due hereunder is not received by Holder within thirty (30) days of its respective due date, there shall also be due and owing to Holder hereunder a late payment fee in the amount of five percent (5%) of such late payment amount. Further, in the event a payment due hereunder is not received by Holder within thirty (30) days of its respective due date, the payment obligations hereunder shall be considered to be in default at the option of the Holder.

The Maker further agrees to waive demand, notice of non-payment and protest, and in the event suit shall be brought for the collection hereof, or the same has to be collected upon demand of an attorney, to pay reasonable attorney's fees, court costs and expenses for making such collection, including those incurred on appeal. All default payments hereunder shall bear interest at the rate of twelve percent (12%) per annum from maturity until paid. This Note is to be construed and enforced according to the Laws of the State of Florida and upon default in the payment of principal and/or interest when due or default under any Mortgage which is security for this Note, if applicable, the whole sum of principal and interest remaining unpaid shall, at the option of the Holder, become immediately due and payable. Failure to

THE LAW OFFICES OF BARRY A. DIAMOND, P.A.
CORAL SPRINGS PROFESSIONAL CAMPUS
5541 NORTH UNIVERSITY DRIVE ♦ SUITE 103 ♦ CORAL SPRINGS, FLORIDA 33067
(954) 752-5000 ♦ FAX: (954) 752-0558

exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent default. In the event the interest charged hereunder exceeds the maximum allowed by law, then said interest shall be reduced, retroactively if necessary, to the extent required so that such interest does not exceed the maximum rate allowed by law.

In the event the Maker or any other party shall make any payment hereunder by check, which check shall be returned for any reason other than improper endorsement, the Maker (or such other party, as the case may be) shall immediately pay to the Holder the additional sum of ONE HUNDRED AND NO/100 ($100.00) DOLLARS, which shall be in addition to any other late charge or penalty provided herein.

THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH MAKER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE MAKER OR THE HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE A LOAN TO THE MAKER IN THE PRINCIPAL AMOUNT AND UPON THE TERMS HEREINBEFORE PROVIDED.

GLOBAL BOATWORKS, LLC

By: [signature] CEO
Robert J. Rowe
CEO
7/9/2015

July 9, 2015

Title/Lien Agreement

This Agreement is by and between Global Boatworks LLC (Global) , a Florida Limited Liability Company, and Richy Bramos . This Agreement shall be in in conjunction with the Promissory Note stating the terms and conditions of the loan by Richy Bramos to Global.

WHEREAS Richy Bramos will be given a title to the "Miss Leah" Luxury Floating Vessel if the loan as referenced in the Promissory Note is in default.

WHEREAS Global shall be given the title of the "Miss Leah" back, free of any liens or encumbrances, when the Promissory Note is paid in full.

WHEREAS Richy Bramos shall file a Coast Guard Lien on the "Miss Leah" in the amount of the note. The lien will be lifted immediately upon satisfaction of the Note.

WHEREAS in the event of a sale of the vessel "Miss Leah", Richy Bramos agrees to transfer any title to the new buyer according to instructions given by Global. Richy Bramos shall have his note satisfied in full.

WHEREAS the amount of the Note may be lessened on one occasion only. If the "Miss Leah" is sold on or before October 31, 2015, the amount of the Note shall be 50% of the interest plus a $3,000 prepayment penalty, plus attorney's fees, making the total due on the Promissory Note $147,200. This total is to include $7,500 in interest, $1,700 for attorney's fee, and a $3,000 prepayment penalty. The net amount of the Loan shall be $135,000.

WHEREAS the amount of shares of common stock given to Richy Bramos shall not be affected by any sale or transfer of title. Richy Bramos will be given 250,000 shares of the common stock of Global Boatworks Holdings Inc.

Accepted and Agreed

By: Robert J. Rowe, CEO

[signature] CEO

Global Boatworks, LLC

7/9/2015

By: Richy Bramos

[signature]

07/09/15